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                                                                    EXHIBIT 23.1









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated March 19, 1998 relating to Central Rents, Inc. included in Commission File Number 0-25370 for Renters Choice, Inc. It should be noted that we have not audited any financial statements of Central Rents, Inc. subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


                                                        ARTHUR ANDERSEN LLP


Los Angeles, CA
August 3, 1998







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